EXHIBIT 16.1

September 27, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20002

Dear Sirs/Madams:

We have read Item 4 of the Portrait Corporation of America, Inc. Form 8-K dated September 21, 2005, and have the following comments:

We agree with the statements made in the first, second, third, fourth, and sixth paragraphs.

We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP
Charlotte, North Carolina